Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-199486, 333-209403, 333-215498 and 333-222155) and in the Registration Statement on Form S-3 (No. 333-224084) of Foamix Pharmaceuticals Ltd. of our report dated February 28, 2019 relating to the financial statements, which appears in this Form 10‑K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 28, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel, P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il